INFINITY, INC.
                             211 West 14th Street
                            Chanute, Kansas  66720
                                (316) 431-6200

                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JULY 19, 2001

TO THE SHAREHOLDERS OF INFINITY, INC.:

     NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of Infinity, Inc., a Colorado corporation (the "Company"), will be held at the Company's headquarters at 211 West 14th Street, Chanute, Kansas, on Thursday, July 19, 2001, at 9:00 a.m., Central Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters.

     1. The election of four (4) Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

     2. The ratification of the appointment of Sartain Fischbein & Co. as the Company's independent auditors;

     3.  The approval of the Company's 2001 Stock Option Plan; and

     4. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of the $.0001 par value Common Stock of the Company of record at the close of business on June 20, 2001, will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof. The proxies are being solicited by the Board of Directors of the Company.

     All shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        STANTON E. ROSS, PRESIDENT
Chanute, Kansas
June 20, 2001
















                                 INFINITY, INC.
                             211 West 14th Street
                            Chanute, Kansas  66720
                                (316) 431-6200

                          ------------------------------
                                 PROXY STATEMENT
                          ------------------------------

                          ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 19, 2001

                                GENERAL INFORMATION

     The enclosed Proxy is solicited by and on behalf of the Board of Directors of Infinity, Inc., a Colorado corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at the Company's headquarters at 211 West 14th Street, Chanute, Kansas, on Thursday, July 19, 2001, at 9:00 a.m., Central Time, and at any and all adjournments thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or about June 26, 2001.

     Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

     All shares represented by valid proxies will be voted in accordance therewith at the Meeting.

     The Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2001, is being simultaneously mailed to the Company's shareholders, but does not constitute part of these proxy soliciting materials.

                       SHARES OUTSTANDING AND VOTING RIGHTS

     All voting rights are vested exclusively in the holders of the Company's $.0001 par value Common Stock, with each share entitled to one vote. Only shareholders of record at the close of business on June 20, 2001, are entitled to notice of and to vote at the Meeting or any adjournment thereof. On June 20, 2001, the Company had 3,248,237 shares of its $.0001 par value Common Stock outstanding, each share of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of Directors. Cumulative voting in the election of Directors is not permitted.

     A majority of the Company's outstanding common stock represented in person or by proxy shall constitute a quorum at the Meeting.

                          SECURITY OWNERSHIP OF CERTAIN
                         BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number and percentage of shares of the Company's $.0001 par value common stock owned beneficially, as of June 20, 2001, by any person, who is known to the Company to be the beneficial owner of 5% or more of such common stock, and, in addition, by each Director, Nominee for Director and Executive Officer of the Company, and by all Directors, Nominees for Director and Executive Officers of the Company as a group. Information as to beneficial ownership is based upon statements furnished to the Company by such persons.

NAME AND ADDRESS OF           AMOUNT AND NATURE OF        PERCENT
 BENEFICIAL OWNER             BENEFICIAL OWNERSHIP        OF CLASS
-------------------           ---------------------       --------

Stanton E. Ross                     499,544 (1)             14.9%
211 West 14th Street
Chanute, KS  66720

Jon D. Klugh                         20,000 (2)              0.6%
211 West 14th Street
Chanute, KS  66720

George R. Jones                      85,000 (3)              2.6%
Suite 100
200 East 1st Street
Wichita, KS  67202

Leroy C. Richie                      50,000 (3)              1.5%
585 Shirley Road
Birmingham, MI  48009

Jeffrey L. Dale                      30,375 (4)              0.9%
1027 West 5th
Chanute, KS  66720

O. Lee Tawes                        160,000                  4.9%
350 Madison Avenue
New York, NY  10017

All Directors, Nominees             844,929                 24.2%
for Director, and Executive
Officers as a group
(6 persons)
____________________

(1) Includes 102,500 shares which may be purchased within 60 days under stock options held by Mr. Ross.

(2) Includes 20,000 shares which may be purchased within 60 days under stock options held by Mr. Klugh.

(3) Includes 45,000 shares which may be purchased within 60 days under stock options held by the named person.

(4) Includes 30,000 shares which may be purchased within 60 days under stock options held by the named person.

     There are no known agreements, the operation of which may at a subsequent date result in a change in control of the Company.

                             ELECTION OF DIRECTORS

     The number of Directors of the Company is currently set at four (4) Directors. The Board of Directors recommends the election as Directors of the four (4) nominees listed below, to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified or until their earlier death, resignation or removal. Each of the current members of the present Board of Directors has been nominated for reelection, except for Jeffrey L. Dale, who's term will end at the Meeting. The person named as "Proxy" in the enclosed form of Proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the shareholders returning such proxies. If at the time of the Meeting any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

     The following table sets forth the name and age of each nominee for Director, indicating all positions and offices with the Company presently held, and the period during which each person has served as a Director:

                                       POSITIONS AND OFFICES HELD AND
      NAME            AGE                   TERM AS A DIRECTOR
-----------------     ---     --------------------------------------------

Stanton E. Ross       39      President, Treasurer and Director since
                              March 1992

George R. Jones       72      Director since June 1999

Leroy C. Richie       59      Director since June 1999

O. Lee Tawes          53      Nominee for Director

     There is no family relationship between any Director or Executive Officer of the Company.

     The Company presently has no nominating committees, but does have an audit committee and a compensation committee each of which presently consist of George R. Jones, Leroy C. Richie and Jeffrey L. Dale. During the fiscal year ended March 31, 2001, each of these committees held one meeting.

     Set forth below are the names of all directors, nominees for director and executive officers of the Company, all positions and offices with the Company held by each such person, the period during which he has served as such, and the principal occupations and employment of such persons during at least the last five years:

     STANTON E. ROSS. Mr. Ross has been President, Treasurer and a Director of the Company since March 1992, and serves as an officer and director of each of the Company's subsidiaries. From 1991 until March 1992, he also founded and served as President of Midwest Financial, a financial services corporation involved in mergers, acquisitions and financing for corporations in the Midwest. From 1990 to 1991, Mr. Ross was employed by Duggan Securities, Inc., an investment banking firm in Overland Park, Kansas, where he primarily worked in corporate finance. From 1989 to 1990, he was employed by Stifel, Nicolaus & Co., a member of the New York Stock Exchange, where he was an investment executive. From 1987 to 1989, Mr. Ross was self-employed as a business consultant. From 1985 to 1987, Mr. Ross was President and founder of Kansas Microwave, Inc. which developed a radar detector product. From 1981 to 1985, he was employed by Birdview Satellite Communications, Inc. which manufactured and marketed home satellite television systems, initially as a salesman and later as National Sales Manager.

     GEORGE R. JONES. Mr. Jones has been a Director of the Company since June 1, 1999. Since 2000 he has been President of Jones Gas Company. From 1986 to 2000, he was President of Stroud Oil Properties, Inc. Earlier in his career, Mr. Jones served as Senior Supervisory Geologist with Creole Petroleum, a subsidiary of Exxon Corporation. Stroud Oil Properties, Inc. has extensive waterflood and coalbed methane experience. Recently, Stroud Oil Properties, Inc. served as managing partner and part owner of Apache Canyon Gas, L.L.C., owner of a large leasehold in the Raton Basin of Colorado producing in excess of 20 million cubic feet of gas per day. Mr. Jones received a BS Degree in Geology from Kansas State University in 1948.

     LEROY C. RICHIE. Mr. Richie has been a Director of the Company since June 1, 1999. Since September 2000 he has been Chairman and Chief Executive Officer of Q Standards World Wide, Inc. From April 1999 to August 2000, he was President of Capitol Coating Technologies, Inc. From September 1998 to April 1999 he was President of Intrepid World Communications. Mr. Richie was formerly Vice President of Chrysler Corporation and General Counsel for automotive legal affairs, where he directed all legal affairs for that company's automotive operations from 1986 to 1997. He is currently a member of the Board of Directors of Kerr-McGee Corporation and J.W. Seligman & Co. Before joining Chrysler, he served as Director of the New York office of the Federal Trade Commission. Mr. Richie received a BA Degree from City College of New York in 1970 and a JD Degree from the New York University School of Law in 1973.

     O. LEE TAWES, III. Mr. Tawes joined C.E. Unterberg Towbin, an investment banking firm, in November 1999 as a Managing Director and Director of Equity Research. He is also a member of the Management and Commitment Committees of that firm, and is Head of the Investment Policy Committee. From 1991 through 1999 he was Director of Equity Research and Chairman of the Stock Selection Committee at CIBC World Markets (formerly Oppenheimer & Co. Inc.). From 1979 to 1990, he was a food analyst and diversified company analyst at Oppenheimer & Co., and from 1972 to 1979 he was a food analyst at Goldman Sachs & Co. He was named to the Institutional Investor All America Team five times. Mr. Tawes is a graduate of Princeton University and received his MBA from the Darden School at the University of Virginia. He currently also serves as a Director of Baywood International, Inc., which is publicly-held.

     JON D. KLUGH. Mr. Klugh has been the Company's Chief Financial Officer since September 1999, and its Secretary since October 1999. He also serves as an officer of each of the Company's subsidiaries. Prior to joining the Company, Mr. Klugh was the Manager of Regulatory Reporting and had supervisory responsibility for operating processes and procedures with Continental Resources, Inc., a privately held, independent oil and gas company located in Enid, Oklahoma from March 1996 until September 1999. From April 1994 until March 1996, Mr. Klugh worked for Koch Exploration Company, an oil and gas exploration company in Wichita, Kansas. Mr. Klugh began his career at Conoco, Inc., an integrated, international energy company based in Houston, Texas in 1985, and worked in various accounting, finance and regulatory positions until joining Koch Exploration Company in 1994. Mr. Klugh received a B.A. Degree, with an emphasis in Accounting, from Southwestern College, Winfield, Kansas, in 1985. He is 38 years old.

     The Company's Directors hold office until the next annual meeting of the shareholders and until their successors have been elected and qualified.

     The Officers of the Company are elected by the Board of Directors at the first meeting after each annual meeting of the Company's shareholders, and hold office until their death, or until they shall resign or have been removed from office.

     During the fiscal year ended March 31, 2001, the Company's Board of Directors held two formal meetings. Each of the Directors were in attendance at each meeting of the Board of Directors and of the Committees of which they were members. The Board of Directors also acted by consent on ten separate occasions.

     The Company's Executive Officers hold office until the next annual meeting of the directors of the Company which is currently scheduled for July 19, 2001. There are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named executive officers or directors or nominees was selected as an officer or director or nominee for director of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and certain written representations, no persons who were either a Director, Officer or beneficial owner of more than 10% of the Company's Common Stock, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year, except that Stanton E. Ross, George R. Jones, Jeffrey L. Dale, Leroy C. Richie and Jon D. Klugh each filed a Form 5 reporting a grant of an exempt stock option late.

                                  COMPENSATION

     The following tables set forth information regarding executive compensation for the Company's President and Chief Executive Officer. No other executive officer received compensation in excess of $100,000 for any of the years ended March 31, 2001, 2000 and 1999:

                          SUMMARY COMPENSATION TABLE

                                                     LONG-TERM COMPENSATION
                                                   --------------------------
                            ANNUAL COMPENSATION        AWARDS         PAYOUTS
                          ----------------------   -----------------  -------
                                                             SECURI-
                                                             TIES
                                                   RE-       UNDERLY-
                                          OTHER    STRICT-   ING                ALL
                                          ANNUAL   ED        OPTIONS           OTHER
NAME AND PRINCIPAL                        COMPEN-  STOCK     /SARs    LTIP    COMPEN-
     POSITION       YEAR  SALARY   BONUS  SATION   AWARD(S)  (NUMBER) PAYOUTS  SATION
------------------  ----  ------   -----  ------   --------  -------- -------  ------
Stanton E. Ross,    2001  $80,000 $40,000 $ -0-     -0-      25,000    -0-     $1,083(1)
 President and      2000  $80,000   -0-   $6,000(2) -0-      40,000    -0-     $ -0-
 Chief Executive    1999  $80,000   -0-   $7,800(2) -0-      -0-       -0-     $ -0-
 Officer
-----------------
(1)  Represents premium paid on life insurance policy for Mr. Ross' benefit.
(2)  Represents an automobile allowance.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                              Individual Grants

                    Number of       % of Total
                    Securities     Options/SARs
                    Underlying      Granted to      Exercise
                   Options/SARs     Employees       or Base     Expiration
      Name          Granted(#)    in Fiscal Year   Price($/Sh)     Date
      ----         ------------   --------------   -----------  -------------

Stanton E. Ross       25,000*          14%           $7.63      July 20, 2006
_____________

* These options are contingent on shareholder approval of the Company's 2001 Stock Option Plan.


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                             SECURITIES
                                             UNDERLYING      VALUE OF UNEXER-
                    SHARES                   UNEXERCISED      CISED IN-THE
                   ACQUIRED                   OPTIONS         MONEY OPTIONS/
                      ON                   SARs AT FY-END     SARs AT FY-END
                   EXERCISE     VALUE       EXERCISABLE/      EXERCISABLE/
    NAME           (NUMBER)    REALIZED     UNEXERCISABLE     UNEXERCISABLE
    ----           --------    --------    --------------    ----------------
Stanton E. Ross      -0-         -0-       77,500 / 25,000   $337,031/$20,313

     The Company has no employment agreements with any of its executive officers.

     Effective April 1, 1999, members of the Board of Directors who are not employees of the Company receive a fee of $5,000 per quarter. They are also entitled to reimbursement of reasonable travel expenses incurred by them in attending Board meetings.

     The Company has no retirement, pension, profit sharing or other plans covering its Officers and Directors except as disclosed below and except for a 401(k) Plan to which the Company has made no contributions.

1992 STOCK OPTION PLAN

     On February 1992, the Board of Directors adopted a Stock Option Plan (the "1992 Plan") which was approved by the Company's shareholders in March 1992. The 1992 Plan allows the Board to grant stock options from time to time to employees, officers and directors of the Company and consultants to the Company. The Board has the power to determine at the time the option is granted whether the option will be an Incentive Stock Option (an option which qualifies under Section 422 of the Internal Revenue Code of 1986) or an option which is not an Incentive Stock Option. However, Incentive Stock Options will only be granted to persons who are employees or officers of the Company. Vesting provisions are determined by the Board at the time options are granted. The total number of shares of Common Stock subject to options under the 1992 Plan may not exceed 208,333 subject to adjustment in the event of certain recapitalizations, reorganizations and so forth. The option price must be satisfied by the payment of cash. The Board of Directors may amend the 1992 Plan at any time, provided that the Board may not amend the 1992 Plan to materially increase the benefits accruing to participants under the 1992 Plan, or materially change the eligible classes of participants without shareholder approval.

     As of March 31, 2001, options to purchase 3,000 shares of Common Stock were outstanding under the 1992 Plan with exercise prices ranging from $3.00 to $8.00 per share.

1999 STOCK OPTION PLAN

     On September 9, 1999, the Board of Directors adopted the 1999 Stock Option Plan (the "1999 Plan") which was approved by the Company's shareholders in October 1999. The 1999 Plan allows the Board to grant stock options from time to time to employees, officers and directors of the Company and consultants to the Company. The Board has the power to determine at the time the option is granted whether the option will be an Incentive Stock Option (an option which qualifies under Section 422 of the Internal Revenue Code of 1986) or an option which is not an Incentive Stock Option. However, Incentive Stock Options will only be granted to persons who are employees or officers of the Company. Vesting provisions are determined by the Board at the time options are granted. The total number of shares of Common Stock subject to options under the 1999 Plan may not exceed 140,000, subject to the adjustment in the event of certain recapitalizations, reorganizations and so forth. The option price may be paid in cash, or, at the sole discretion of the Board of Directors, by other means such as the cancellation of indebtedness and the surrender of securities of the Company. The Board of Directors may amend the 1999 Plan at any time, provided that the Board may not amend the 1999 Plan to materially increase the benefits accruing to participants under the Plan, or materially change the eligible class of participants without shareholder approval.

     As of March 31, 2001, options to purchase 99,300 shares of Common Stock were outstanding under the 1999 Plan with exercise prices ranging from $3.00 to $6.00 per share.

2000 STOCK OPTION PLAN

     On September 22, 1999, the Board of Directors adopted a Stock Option Plan (the "2000 Plan") which has not yet been approved by the Company's shareholders. The 2000 Plan allows the Board to grant stock options from time to time to employees, officers and directors of the Company and consultants to the Company. The Board has the power to determine at the time the option is granted whether the option will be an Incentive Stock Option (an option which qualifies under Section 422 of the Internal Revenue Code of 1986) or an option which is not an Incentive Stock Option. However, Incentive Stock Options will only be granted to persons who are employees or officers of the Company. Vesting provisions are determined by the Board at the time options are granted. The total number of shares of Common Stock subject to options under the 2000 Plan may not exceed 140,000 subject to adjustment in the event of certain recapitalizations, reorganizations and so forth. The option price must be satisfied by the payment of cash. The Board of Directors may amend the 2000 Plan at any time, provided that the Board may not amend the 2000 Plan to materially increase the benefits accruing to participants under the 2000 Plan, or materially change the eligible classes of participants without shareholder approval.

     As of March 31, 2001, options to purchase 127,500 shares of Common Stock were outstanding under the 2000 Plan with exercise prices ranging from $3.00 to $6.00 per share.

2001 STOCK OPTION PLAN

     On July 20, 2000, the Board of Directors adopted a Stock Option Plan (the "2001 Plan") which has not yet been approved by the Company's shareholders. The 2001 Plan allows the Board to grant stock options from time to time to employees, officers and directors of the Company and consultants to the Company. The Board has the power to determine at the time the option is granted whether the option will be an Incentive Stock Option (an option which qualifies under Section 422 of the Internal Revenue Code of 1986) or an option which is not an Incentive Stock Option. However, Incentive Stock Options will only be granted to persons who are employees or officers of the Company. Vesting provisions are determined by the Board at the time options are granted. The total number of shares of Common Stock subject to options under the 2001 Plan may not exceed 160,000 subject to adjustment in the event of certain recapitalizations, reorganizations and so forth. The option price must be satisfied by the payment of cash. The Board of Directors may amend the 2001 Plan at any time, provided that the Board may not amend the 2001 Plan to materially increase the benefits accruing to participants under the 2001 Plan, or materially change the eligible classes of participants without shareholder approval.

     In July 2000, the Board of Directors granted options to purchase an aggregate of 160,000 shares of Common Stock at $7.63 per share under this Plan. Included in these options are options to purchase 25,000 shares granted to Stanton E. Ross, the Company's President, 10,000 shares granted to Jon D. Klugh, the Company's Secretary and CFO; and 15,000 shares each granted to Leroy C. Richie and George Jones, Directors of the Company. These options will become fully vested on approval of the 2001 Plan by the Company's Shareholders prior to July 20, 2001.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On February 6, 1998, the Company's Consolidated Oil Well Services, Inc. ("Consolidated") subsidiary obtained credit facility for a total of $4,000,000. This facility is secured by substantially all oilfield service equipment and other assets of Consolidated. Further security is provided by the personal guaranty of Stanton E. Ross, the Company's President, of up to $1,000,000, which guaranty is secured by the pledge of 100,000 shares of the Company's Common Stock held by Mr. Ross. Effective January 22, 2001, this credit facility was extended for one year.

     During the fiscal year ended March 31, 2000, the Company, through a subsidiary, acquired an interest in the Manson Lease in the Cherokee Basin of Eastern Kansas through a joint venture with Verde Oil Company ("Verde"). Jeffrey L. Dale, a Director of the Company is Partner and Operations Manager of Verde. The Company paid Verde $150,000 for the acquisition of the rights under the lease. The Company received a 100% working interest until payout and an 80% net revenue interest, and a 50% working interest, 40% net revenue interest, after payout. Verde serves as the operator of the property and retained a 50% working interest after payout. During the fiscal years ended March 31, 2001 and 2000, the Company incurred $795,415 and $254,163 in development costs associated with this property, respectively. Verde has also given the Company three options to participate in the development of leases adjacent to the Manson Lease on similar terms. The exercise of one of the options would require a payment of $300,000 to Verde upon exercise. This option, which was originally to expire on March 31, 2001, was extended to March 1, 2002. The other options do not require a payment on exercise and expire on March 1, 2002.

                       REPORT OF THE AUDIT COMMITTEE

     The Company has a standing Audit Committee (the "Audit Committee") of the Board of Directors. The Audit Committee currently consists of George R. Jones and Leroy C. Richie, who are independent (as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards), and Jeffrey L. Dale, who is not independent. The Audit Committee operates pursuant to a charter (the "Audit Committee Charter") approved and adopted by the Board. The Audit Committee Charter is attached as Exhibit A to this Proxy Statement. The Audit Committee, on behalf of the Board, oversees the Company's financial reporting process. In fulfilling its oversight responsibilities, the Audit Committee reviewed with Management the audited financial statements and the footnotes thereto in the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2001, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Audit Committee held one (1) meeting during the fiscal year ended March 31, 2001.

     The Company's outside independent public accountants, Sartain Fischbein & Co., are responsible for expressing an opinion on the conformity of the Company's audited financial statements in all material respects, to accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed with the independent public accountants their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed by the Audit Committee with the Company's independent public accountants under Statement on Auditing Standards 61, as amended by SAS 90. The Company's independent public accountants have expressed the opinion that the Company's audited financial statements conform, in all material respects, to accounting principles generally accepted in the United States. The independent public accountants have full and free access to the Audit Committee.

     The Audit Committee discussed with the Company's independent public accountants their independence from management and the Company, and received from them the written disclosures and the letter concerning the independent accountants' independence required by the Independence Standard Board Standard No. 1.

     The Audit Committee discussed with the Company's independent public accountants the overall scope and plans of the audit. The Audit Committee met with the independent public accountants to discuss the results of their audit, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

     In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended March 31, 2001, for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board of Directors the selection of Sartain Fischbein & Co. to serve as the Company's independent public accountants for the fiscal year ending March 31, 2002.

          MEMBERS OF THE AUDIT COMMITTEE

                  George R. Jones
                  Leroy C. Richie
                  Jeffrey L. Dale

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The independent accounting firm of Sartain Fischbein & Co., audited the financial statements of the Company for the year ended March 31, 2001, and has been selected in such capacity for the current fiscal year. At the direction of the Board of Directors, this appointment is being presented to the shareholders for ratification or rejection at the Annual Meeting of Shareholders. If the shareholders do not ratify the appointment of Sartain Fischbein & Co., the appointment of auditors will be reconsidered by the Board of Directors.

     It is expected that representatives of Sartain Fischbein & Co., will be present at the meeting and will be given an opportunity to make a statement if they desire to do so. It is also expected that the representatives will be available to respond to appropriate questions from shareholders.

     AUDIT FEES. The fees billed for professional services rendered by the independent auditors for the audit of the Company's financial statements for the year ended March 31, 2001, and for the reviews of the financial statements included in the Company's Form 10-QSB's during the last fiscal year amounted to $24,026.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. The independent auditors did not provide professional services during the fiscal year ended March 31, 2001, relating to financial information systems design and implementation.

     ALL OTHER FEES. The fees billed by the independent auditors during the fiscal year ended March 31, 2001, for non-audit services rendered amounted to $5,968. These services consisted of tax return review and preparation and the review of other filings made with the SEC. The Audit Committee has considered the other fees paid to Sartain Fischbein & Co. and concluded that they do not impair the independence of Sartain Fischbein & Co.

                      APPROVAL OF 2001 STOCK OPTION PLAN

DESCRIPTION OF THE PLAN

     On July 20, 2000, the Company's Board of Directors approved the establishment of a Stock Option Plan (the "2001 Plan"). The Board of Directors believes that the 2001 Plan advances the interests of the Company by encouraging and providing for the acquisition of an equity interest in the success of the Company by employees, officers, directors and consultants, and by providing additional incentives and motivation toward superior Company performance. The Board believes the 2001 Plan enables the Company to attract and retain the services of key employees, officers, directors and consultants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

     The 2001 Plan allows the Board to grant stock options from time to time to employees, officers and directors of the Company and consultants to the Company. The Board has the power to determine at the time the options are granted whether the option will be an Incentive Stock Option (an option which qualifies under Section 422 of the Internal Revenue Code of 1986) or an option which is not an Incentive Stock Option. However, Incentive Stock Options may only be granted to persons who are employees of the Company. Vesting provisions are determined by the Board at the time options are granted. The total number of shares of Common Stock subject to options under the 2001 Plan may not exceed 160,000, subject to adjustment in the event of certain recapitalizations, reorganizations and similar transactions. The option price must be satisfied by the payment of cash, or, at the sole discretion of the Board of Directors, by other means such as the cancellation of indebtedness and the surrender of securities of the Company.

     The Board of Directors may amend the 2001 Plan at any time, provided that the Board of Directors may not amend the 2001 Plan to materially increase the number of shares available under the 2001 Plan, materially increase the benefits accruing to participants under the 2001 Plan, or materially change the eligible class of employees without shareholder approval.

     On July 20, 2000, the Board of Directors granted options to purchase an aggregate of 160,000 shares of Common Stock at $7.63, contingent on shareholder approval of the 2001 Plan.

NEW PLAN BENEFITS

     The following table sets forth information as to the benefits or amounts that will be received by each of the following persons or groups with respect to options which have been granted under the 2001 Plan:

                            2001 Stock Option Plan

                                                          Number of Shares
                                                             Underlying
       Name and Position           Dollar Value ($)(1)    Options Granted
       -----------------           -------------------    ----------------

Stanton E. Ross, President and          $ 94,250               25,000
 Chief Executive Officer

All current Executive Officers          $131,950               35,000
 as a Group (2 persons)

All non-Executive Officer               $113,100               30,000
 Directors as a Group (3
 persons)

All non-Executive Officer               $358,150               95,000
 Employees as a Group (48
 persons hold options
 in this group)
________________

(1) The dollar value of the options granted was calculated by multiplying the number of options by the difference in the fair market value of the Company's Common Stock on June 18, 2001 ($11.40) less the exercise price.

VOTE REQUIRED; BOARD OF DIRECTORS RECOMMENDATIONS

     Approval of the 2001 Plan requires the affirmative vote of a majority of the shares of Common Stock represented at the meeting. The Board of Directors recommends a vote FOR approval of the 2001 Plan.

                                OTHER BUSINESS

     As of the date of this Proxy Statement, management of the Company was not aware of any other matter to be presented at the Meeting other than as set forth herein. However, if any other matters are properly brought before the Meeting, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them. A majority vote of the shares represented at the meeting is necessary to approve any such matters.

                                 ANNUAL REPORT

     The Company's Annual Report on Form 10-KSB for the fiscal year ending March 31, 2001, accompanies this Proxy Statement. The Annual Report is not incorporated into this Proxy Statement and is not to be considered part of the solicitation material.

                  DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
                  FOR THE ANNUAL MEETING TO BE HELD IN JULY 2002

     Any proposal by a shareholder intended to be presented at the Company's Annual Meeting of Shareholders to be held in July 2002 must be received at the offices of the Company, 211 West 14th Street, Chanute, Kansas 66720, no later than February 19, 2002, in order to be included in the Company's proxy statement and proxy relating to that meeting.


                                       STANTON E. ROSS, PRESIDENT
Chanute, Kansas
June 20, 2001

EXHIBIT A
                                INFINITY, INC.

                            AUDIT COMMITTEE CHARTER


The Audit Committee ("the Committee"), of the Board of Directors ("the Board") of Infinity, Inc. ("the Company"), will have the oversight responsibility, authority and specific duties as described below.

COMPOSITION

The Committee will be comprised of two or more directors as determined by the Board. The members of the Committee will meet the independence and experience requirements of the Nasdaq Stock Market (Nasdaq) then in effect. The members of the Committee will be elected annually at the annual meeting of the full Board and will be listed in the annual report to shareholders. One of the members of the Committee will be elected Committee Chair by the Board.

RESPONSIBILITY

The Committee is a part of the Board. It's primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission (SEC); (ii) the system of internal controls that management has established; and (iii) the audit process. In addition, the Committee provides an avenue for communication between the independent accountants, financial management and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Board and the Committee. The Committee will make regular reports to the Board concerning its activities.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's business conduct guidelines.

AUTHORITY

Subject to the prior approval of the Board, the Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

MEETINGS

The Committee is to meet at least once annually and as many additional times as the Committee deems necessary. Content of the agenda for each meeting should be cleared by the Committee Chair. The Committee is to meet in separate executive sessions with the chief financial officer, and independent accountants at least once each year and at other times when considered appropriate.

ATTENDANCE

Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chair may request that members of management and representatives of the independent accountants be present at Committee meetings.

SPECIFIC DUTIES

In carrying out its oversight responsibilities, the Committee will:

1. Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable Nasdaq Audit Committee Requirements.

2. Review with the Company's management and independent accountants the Company's accounting and financial reporting controls.

3. Review with the Company's management, and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgements about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.

4. Review the scope and general extent of the independent accountants' annual audit. The Committee's review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent accountants.

5. Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

6. Have a predetermined arrangement with the independent accountants that they will advise the Committee through its Chair and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification is to be made prior to the related press release or, if not practicable, prior to filing Forms 10-QSB. Also receive a written confirmation provided by the independent accountants at the end of each of the first three quarters of the year that they have nothing to report to the Committee, if that is the case, or the written enumeration of required reporting issues.

7. At the completion of the annual audit, review with management and the independent accountants the following:

         The annual financial statements and related footnotes and financial information to be included in the Company's annual report to shareholders and on Form 10-KSB.

         Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

         Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent accountants during their audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

          Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a written communication provided by the independent accountants concerning their judgment about the quality of the Company's accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management's representation concerning audit adjustments.

     If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company's annual report on Form 10-KSB.

8. After preparation by management and review by independent accountants, approve the report required under SEC rules to be included in the Company's annual proxy statement. The charter is to be published as an appendix to the proxy statement every three years.

9. Discuss with the independent accountants the quality of the Company's financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Company's needs.

10. Meet with management and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as 'material' or 'serious'. Typically, such recommendations will be presented by the independent accountants in the form of a Letter of Comments and Recommendations to the Committee. The Committee should review responses of management to the Letter of Comments and Recommendations from the independent accountants and receive follow-up reports on action taken concerning the aforementioned recommendations.

11. Recommend to the Board the selection, retention or termination of the Company's independent accountants.

12. Review with management and the independent accountants the methods used to establish and monitor the Company's policies with respect to unethical or illegal activities by Company employees that may have a material impact on the financial statements.

13. Generally as part of the review of the annual financial statements, receive an oral report(s), at least annually, from the Company's counsel concerning legal and regulatory matters that may have a material impact on the financial statements.

14. As the Committee may deem appropriate, obtain, weigh and consider expert advice as to Audit Committee related rules of Nasdaq, Statements on Auditing Standards and other accounting, legal and regulatory provisions.

                                  INFINITY, INC.

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Stanton E. Ross with the power to appoint a substitute, and hereby authorizes him to represent and to vote as designated below, all the shares of common stock of Infinity, Inc. held of record by the undersigned on June 20, 2001, at the Annual Meeting of Shareholders to be held on July 19, 2001, or any adjournment thereof.

     1.  Election of Directors:

     [ ] FOR all nominees listed below (except as marked to the contrary) [ ] WITHHOLD authority to vote for all the nominees listed below:

                  Stanton E. Ross              Leroy C. Richie
                  George R. Jones              O. Lee Tawes

[INSTRUCTION: To withhold authority to vote for any individual nominee, cross out that nominee's name above.]

     2. The ratification of the appointment of Sartain Fischbein & Co., as the Company's independent auditors.

            [  ]  FOR     [   ]   AGAINST     [   ]   ABSTAIN

     3.  The approval of the Company's 2001 Stock Option Plan.

            [  ]  FOR     [   ]   AGAINST     [   ]   ABSTAIN

     4. To transact such other business as may properly come before the meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

     SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATIONS ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report.

Dated:  _____________, 2001.
                                    ________________________________________

                                    ________________________________________
                                    Signature(s) of Shareholder(s)

Signature(s) should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INFINITY, INC. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.